Registration No. 333-

As filed with the Securities and Exchange Commission on March 25, 2022
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Owlet, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-1615012 (I.R.S. Employer Identification Number)
2500 Executive Parkway, Ste. 500 Lehi, Utah 84043 (Address of Registrant’s principal executive offices)
Owlet, Inc. 2021 Incentive Award Plan
Owlet, Inc. 2021 Employee Stock Purchase Plan
(Full title of the plans)

Kurt Workman
Chief Executive Officer
2500 Executive Parkway, Ste. 500
Lehi, Utah 84043
(844) 334-5330
(Name, address and telephone number of agent for service)
With copies to:
Benjamin Potter
Drew Capurro
Ellen Smiley
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
(650) 328-4600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated Filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 6,779,794 shares of common stock of Owlet, Inc. (the “Registrant”) issuable under the following employee benefit plans for which a registration statement of the Registrant on Form S-8 (File No. 333-259663) is effective: (i) the Owlet, Inc. 2021 Incentive Award Plan which, as a result of the operation of an automatic annual increase provision therein, added 5,649,828 shares of common stock, and (ii) the Owlet, Inc. 2021 Employee Stock Purchase Plan which, as a result of the operation of an automatic annual increase provision therein, added 1,129,966 shares of common stock.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENTS ON FORM S-8
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Commission on September 20, 2021 (File No.  333-259663) is incorporated by reference herein; except for Item 8 which is being updated by this Registration Statement.

Item 8. Exhibits.
The following documents are filed as exhibits to this Registration Statement:

Exhibit No.	Description of Document
5.1*	Opinion of Latham & Watkins LLP.
23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3*	Consent of Latham & Watkins LLP (included in Exhibit 5.1).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).
99.1#	Owlet, Inc. 2021 Incentive Award Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 21, 2021).
99.2#	Owlet, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K, filed with the Commission on July 21, 2021).
107*	Filing Fee Table.
* Filed herewith # Indicates management contract or compensatory plan.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lehi, Utah on this 25th day of March, 2022.

OWLET, INC.

By:	/s/ Kurt Workman
Name:	Kurt Workman
Title:	Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt Workman and Kate Scolnick his or her true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to sign any related registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kurt Workman	Chief Executive Officer and Director	March 25, 2022
Kurt Workman	(Principal Executive Officer)

/s/ Lior Susan	Chairman of the Board	March 25, 2022
Lior Susan

/s/ Michael Abbott	President and Director	March 25, 2022
Michael Abbott

/s/ Kate Scolnick	Chief Financial Officer	March 25, 2022
Kate Scolnick	(Principal Financial Officer)

/s/ Nathaniel Yoo	Senior Vice-President and Chief Accounting Officer	March 25, 2022
Nathaniel Yoo	(Principal Accounting Officer)

/s/ Zane Burke	Director	March 25, 2022
Zane Burke

/s/ Laura J. Durr	Director	March 25, 2022
Laura J. Durr

/s/ John Kim	Director	March 25, 2022
John Kim

/s/ Amy McCullough	Director	March 25, 2022
Amy McCullough

/s/ Ken Suslow	Director	March 25, 2022
Ken Suslow